Exhibit 99.2

News Release Corporate Headquarters 14025 Riveredge Drive, Suite 300 Tampa, FL 33637

CROWN ANNOUNCES FINAL RESULTS AND EXPIRATION OF CASH TENDER

OFFER FOR DEBT SECURITIES

Tampa, FL, November 19, 2025 — Crown Holdings, Inc. (NYSE: CCK) (“Crown”) today announced the final results and expiration of the previously announced cash tender offer (the “Tender Offer”) by its wholly-owned subsidiary Crown Cork & Seal Company, Inc. (the “Company”) to purchase any and all of the Company’s outstanding 7 3/8% Debentures due 2026 (the “Debentures”). Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase, dated November 12, 2025 (the “Offer to Purchase”).

According to the information provided by Global Bondholder Services Corp., the aggregate principal amount of the Debentures that were validly tendered and not validly withdrawn as of the Expiration Time is set forth in the table below.

Title of Security	CUSIP(1)	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Aggregate Principal Amount Tendered(2)	Guaranteed Delivery Protects Remaining(2)
7 3/8% Debentures due 2026	228255 AH8	$350,000,000	$317,295,000	$339,000

(1)

No representation is made as to the correctness or accuracy of the CUSIP number listed in this news release or printed on the Debentures. It is provided solely for the convenience of Holders of the Debentures.

(2)	As reported by Global Bondholder Services Corp., the Tender and Information Agent for the Tender Offer.

The Tender Offer was made pursuant to the terms and conditions contained in the Offer to Purchase and the related Notice of Guaranteed Delivery for the Tender Offer, dated November 12, 2025.

Subject to satisfaction of the conditions to the Tender Offer, the Company expects to accept for payment all Debentures validly tendered pursuant to the Tender Offer and not validly withdrawn on November 21, 2025 (the “Settlement Date”). All payments for Debentures purchased by the Company in connection with the Tender Offer will also include accrued and unpaid interest on the principal amount of Debentures accepted for purchase from the last interest payment date up to, but not including, the Settlement Date.

Mizuho Securities USA LLC and PNC Capital Markets LLC are the Dealer Managers for the Tender Offer. Global Bondholder Services Corp. is the Tender and Information Agent. Persons with questions regarding the Tender Offer should contact Mizuho Securities USA LLC at (866) 271-7403 (toll-free) or (212) 205-7741 (collect), PNC Capital Markets LLC at (855) 881-0697 (toll-free), 212-878-8946 (collect) or liabilitymanagement@pnc.com. Questions regarding the tendering of Debentures and requests for copies of the Offer to Purchase and Notice of Guaranteed Delivery and related materials should be directed to Global Bondholder Services Corp. at (212) 430-3774 or contact@gbsc-usa.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://www.gbsc-usa.com/crown.

News Release Corporate Headquarters 14025 Riveredge Drive, Suite 300 Tampa, FL 33637

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, including regarding the tender offer, any of which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this press release or the actual results of operations or financial condition of Crown to differ include, without limitation, that the tender offer is subject to a number of conditions and approvals. There can be no assurance that the tender offer will be completed as described herein or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in Crown’s Form 10-K Annual Report for the year ended December 31, 2024 and in subsequent filings made prior to or after the date hereof. Crown does not intend to review or revise any particular forward-looking statement in light of future events.

About Crown Holdings, Inc.

Crown Holdings, Inc., through its subsidiaries, is a leading global supplier of rigid packaging products to consumer marketing companies, as well as transit and protective packaging products, equipment and services to a broad range of end markets. World headquarters are located in Tampa, Florida. For more information, visit www.crowncork.com.

For more information, contact: Thomas T. Fischer, Vice President, Investor Relations and Corporate Affairs, (215) 552-3720.